As filed via EDGAR with the Securities and Exchange Commission on February 28, 1996.


                                                               File No. 811-8084
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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                 AMENDMENT NO. 2


                                       TO

                                    FORM N-1A


                             REGISTRATION STATEMENT

                    UNDER THE INVESTMENT COMPANY ACT OF 1940



                           GROWTH AND INCOME PORTFOLIO

               (Exact Name of Registrant as Specified in Charter)


                              125 West 55th Street
                            New York, New York 10019
               (Address of Principal Executive Office) (ZIP Code)


       Registrant's Telephone Number, including Area Code: (212) 492-16000


                              GEORGE MARTINEZ, ESQ.
                            BISYS FUND SERVICES, INC.
                                3425 STELZER ROAD
                              COLUMBUS, OHIO 43219


                              CARL FRISCHLING, ESQ.
                            KRAMER, LEVIN, NAFTALIS,
                             NESSEN, KAMIN & FRANKEL
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022

                   (Names and Addresses of Agents for Service)



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






                                EXPLANATORY NOTE


         This Registration Statement of Growth and Income Portfolio has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests will be offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are
"accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                                     PART A


         Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT.

         Growth and Income Portfolio (the "Portfolio") is a non-diversified, open-end management investment company which was organized in the United States as a trust under the laws of the State of New York pursuant to a Declaration of Trust dated as of December 15, 1992. Because the Portfolio is non-diversified, more than 5% of the Portfolio's assets may be invested in the obligations of any single issuer, which may make the Portfolio's net asset value more susceptible to certain risks than the net asset value of a diversified mutual fund.

         Beneficial interests in the Portfolio are offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are
"accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.


         The Chase Manhattan Bank, N.A. ("Chase") is the Portfolio's investment adviser (the "Adviser") , custodian (the "Custodian") and administrator (the "Administrator"). The address of Chase is One Chase Manhattan Plaza, New York, New York 10081. The Portfolio seeks to provide its investors with long-term capital appreciation and to provide dividend income primarily through a broad portfolio (i.e., at least 80% of its assets under normal circumstances) of common stocks. The Portfolio will invest its assets in stocks of issuers (including foreign issuers) ranging from small to medium to large capitalizations. For the most part, the Adviser will pursue a "contrary opinion" investment approach, selecting common stocks that are currently out of favor with investors in the stock market. These securities are usually characterized by a relatively low price/earnings ratio (using normalized earnings), a low ratio of market price to book value, or underlying asset values that the Adviser believes are not fully reflected in the current market price. The Adviser believes that the market risk involved in this policy will be moderated somewhat by the anticipated dividend returns on the stocks to be held by the Portfolio.


         Of course, there can be no assurance that the Portfolio will achieve its investment objectives. Prospective investors should carefully consider the risks associated with an investment in the Portfolio. Further discussion of the risks associated with an investment in the Portfolio appears below. Investments in the Portfolio are subject to risk and may fluctuate in value, and are not deposits, guaranteed by, or obligations of, Chase and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

         The Portfolio seeks to achieve its investment objectives by investing primarily (i.e., at least 80% of its assets under normal circumstances) in common stocks. The Portfolio will invest its assets in stocks of issuers (including foreign issuers) ranging from small to medium to large capitalizations. For the most part, the Adviser will pursue a "contrary opinion" investment approach, selecting common stocks for the Portfolio that are currently out of favor with investors in the stock market. These securities are usually characterized by a relatively low price/earnings ratio (using normalized earnings), a low ratio of market price to book value, or underlying asset values that the Adviser believes are not fully reflected in the current market price. The Adviser believes that the market risk involved in this policy will be moderated somewhat by the anticipated dividend returns on the stocks to be held by the Portfolio. An investment (i.e., a investor's interest) in the Portfolio will fluctuate based on the value of the securities in the Portfolio.

         The Portfolio normally will be substantially fully invested and, in normal circumstances, invest at least 80% of its assets in common stocks. However, the Portfolio reserves the right to invest more than 20% of its assets in cash, cash equivalents and short-term debt securities for temporary defensive purposes during periods that the Adviser considers to be particularly risky for investment in common stocks.

         The Portfolio may enter into transactions in stock index futures contracts, options on stock index futures contracts, options on stock indexes and options on equity securities, for the purpose of hedging its portfolio. "Additional Information on Investment Policies and Techniques" and "Description of Futures Contracts and Options Thereon" contain a more complete description of the hedging instruments to be traded, as well as further information concerning the investment policies and techniques of the Portfolio. In addition, Part B includes a further discussion of futures and option contracts to be entered into by the Portfolio. Although the Portfolio will enter into futures and option contracts for hedging purposes only, the use of such instruments does involve transaction costs and certain risks, which are discussed in Part B.

         The investment objectives or any of the investment policies described above or below in "Additional Information on Investment Policies and Techniques" may be changed without the approval of the Portfolio's investors.

          ADDITIONAL INFORMATION ON INVESTMENT POLICIES AND TECHNIQUES

         To the extent the assets of the Portfolio are not invested in common stocks, they will consist of or be invested in cash, cash equivalents and short-term debt securities, such as U.S. Government securities, bank obligations and commercial paper, as described under "Investment Objectives and Policies" in Part B, and in repurchase agreements, as described below and in greater detail under "Investment Objectives and Policies" in Part B.

         Among the common stocks in which the Portfolio may invest are stocks of foreign issuers, although at present the Portfolio does not intend to invest more than 5% of its assets in such securities. These securities may represent a greater degree of risk (e.g., risk related to exchange rate fluctuation, tax provisions, war or expropriation) than do securities of domestic issuers.

         Because the value of securities and the income derived therefrom may fluctuate according to the earnings of the issuers and changes in economic and money market conditions, there can be no assurance that the investment objectives of the Portfolio will be achieved.

         Repurchase Agreements. The Portfolio may, when appropriate, enter into repurchase agreements (a purchase of and simultaneous commitment to resell a security at an agreed-upon price and date which is usually not more than seven days from the date of purchase) only with member banks of the Federal Reserve System and security dealers believed creditworthy and only if fully collateralized by U.S. Government obligations or other securities in which the Portfolio is permitted to invest. In the event the seller fails to pay the agreed-to sum on the agreed-upon delivery date, the underlying security could be sold by the Portfolio, but the Portfolio might incur a loss in doing so, and in certain cases may not be permitted to sell the security. As an operating policy, the Portfolio, through its custodian bank, takes constructive possession of the collateral underlying repurchase agreements. Additionally, procedures have been established for the Portfolio to monitor, on a daily basis, the market value of the collateral underlying all repurchase agreements to ensure that the collateral is at least 100% of the value of the repurchase agreements. Not more than 10% of the total assets of the Portfolio will be invested in securities which are subject to legal or contractual restrictions on resale, including securities that are not readily marketable and repurchase agreements maturing in more than seven days.

         Portfolio Management and Turnover. It is not intended that the assets of the Portfolio will be invested in securities for the purpose of short-term profits. However, the Portfolio will dispose of portfolio securities whenever the Adviser believes that changes are appropriate. Generally, the primary consideration in placing portfolio securities transactions with broker-dealers for execution is to obtain, and maintain the availability of, execution at the most favorable prices and in the most effective manner possible. For a complete discussion of portfolio transactions and brokerage allocation, see "Brokerage Allocation and Other Practices" in Part B.

         Portfolio Securities Lending. Although the Portfolio would not intend to engage in such activity in the ordinary course of business, the Portfolio is permitted to lend its securities to broker-dealers and other institutional investors in order to generate additional income. Such loans of portfolio securities may not exceed 30% of the value of the Portfolio's total assets. In connection with such loans, the Portfolio will receive collateral consisting of cash, cash equivalents, U.S. Government securities or irrevocable letters of credit issued by financial institutions. Such collateral will be maintained at all times in an amount equal to at least 100% of the current market value of the securities loaned. The Portfolio can increase its income through the investment of such collateral. The Portfolio continues to be entitled to the interest payable or any dividend-equivalent payments received on a loaned security and, in addition, receive interest on the amount of the loan. However, the receipt of any dividend-equivalent payments by the Portfolio on a loaned security from the borrower will not qualify for the dividends-received deduction. Such loans will be terminable at any time upon specified notice. The Portfolio might experience risk of loss if the institutions with which it has engaged in portfolio loan transactions breach their agreements with the Portfolio. The risks in lending portfolio securities, as with other extensions of secured credit, consist of possible delays in receiving additional collateral or in the recovery of the securities or possible loss of rights in the collateral should the borrower experience financial difficulty. Loans will be made only to firms deemed by the Adviser to be of good standing and will not be made unless, in the judgment of the Adviser, the consideration to be earned from such loans justifies the risk.


         Futures Contracts and Options on Futures Contracts. The Portfolio may invest its assets in derivative and related instruments subject only to the Portfolio's investment objective and policies and the requirement that, to avoid leveraging the Portfolio, the Portfolio maintain segregated accounts consisting of liquid assets, such as cash, U.S. Government securities, or other high-grade debt obligations (or, as permitted by applicable regulation, enter into certain offsetting positions) to cover its obligations under such instruments with respect to positions where there is no underlying portfolio asset.

         The value of some derivative or related instruments in which the Portfolio invests may be particularly sensitive to changes in prevailing interest rates or other economic factors, and -- like other investments of the Portfolio - the ability of the Portfolio to successfully utilize these instruments may depend in part upon the ability of the Adviser to forecast interest rates and other economic factors correctly. If the Adviser incorrectly forecasts such factors and has taken positions in derivative or related instruments contrary to prevailing market trends, the Portfolio could be exposed to the risk of a loss. The Portfolio might not employ any or all of the instruments described herein, and no assurance can be given that any strategy used will succeed.

         To the extent permitted by the investment objectives and policies of the Portfolio, and as described more fully in Part B below, the Portfolio may: purchase, write and exercise call and put options on securities, securities indexes and foreign currencies (including using options in combination with securities, other options or derivative instruments); enter into futures contracts and options on futures contracts; employ forward currency and interest-rate contracts; purchase and sell mortgage-backed and asset-backed securities; and purchase and sell structured products.

         Risk Factors. As explained more fully in Part B below, there are a number of risks associated with the use of derivatives and related instruments, including: there can be no guarantee that there will be a correlation between price movements in a hedging vehicle and in the portfolio assets being hedged. Incorrect correlation could result in a loss on both the hedged assets in the Portfolio and the hedging vehicle so that the portfolio return might have been greater had hedging not been attempted. This risk is particularly acute in the case of "cross-hedges" between currencies. The Adviser may incorrectly forecast interest rates, market values or other economic factors in utilizing a derivatives strategy. In such a case, the Portfolio may have been in a better position had it not entered into such strategy. Hedging strategies, while reducing risk of loss, can also reduce the opportunity for gain. In other words, hedging usually limits both potential losses as well as potential gains. Strategies not involving hedging may increase the risk to the Portfolio. Certain strategies, such as yield enhancement, can have speculative characteristics and may result in more risk to the Portfolio than hedging strategies using the same instruments. There can be no assurance that a liquid market will exist at a time when the Portfolio seeks to close out an option, futures contract or other derivative or related position. Many exchanges and boards of trade limit the amount of fluctuation permitted in option or futures contract prices during a single day, once the daily limit has been reached on particular contract, no trades may be made that day at a price beyond that limit. In addition, certain instruments are relatively new and without a significant trading history. As a result, there is no assurance that an active secondary market will develop or continue to exist. Activities of large traders in the futures and securities markets involving arbitrage, "program trading," and other investment strategies may cause price distortions in these markets. In certain instances, particularly those involving over-the-counter transactions, forward contracts, foreign exchanges or foreign boards of trade, there is a greater potential that a counterparty or broker may default or be unable to perform on its commitments. In the event of such a default, the Portfolio may experience a loss. In transactions involving currencies, the value of the currency underlying an instrument may fluctuate due to many factors, including economic conditions, interest rates, governmental policies and market forces.


         Other Information. Part B contains more detailed information about the Portfolio, including information related to (i) the Portfolio's investment policies and restrictions, (ii) risk factors associated with the Portfolio's policies and investments, (iii) the Portfolio's Trustees, officers and the administrator and the Adviser, (iv) portfolio transactions, and (v) beneficial interests in the Portfolio, including rights and liabilities of investors.





ITEM 5.  MANAGEMENT OF THE PORTFOLIO.

         The Portfolio's Board of Trustees provides broad supervision over the affairs of the Portfolio. See "Trustees and Officers" in Item 14 of Part B for a complete description of the Trustees of the Portfolio.

         The Adviser. The Adviser manages the assets at the Portfolio pursuant to an investment advisory agreement (the "Advisory Agreement"). Subject to such policies as the Board of Trustees may determine, the Adviser makes investment decisions for the Portfolio. Mark Tincher, Vice President of the Adviser, is responsible for the day-to-day management of the Portfolio. Mr. Tincher is a member of the Chase Private Bank's in-house investment management research team, specializing in technology and financial issues. Mr. Tincher has been with Chase since May 1988. For its services under the Advisory Agreement, the Adviser will receive an annual fee computed daily and paid monthly based at an annual rate equal to 0.40% of the Portfolio's average daily net assets. The Adviser may, from time to time, voluntarily waive all or a portion of its fees payable under the Advisory Agreement.


         The Adviser, a wholly-owned subsidiary of The Chase Manhattan Corporation, a registered bank holding company, is a commercial bank offering a wide range of banking and investment services to customers throughout the United States and around the world. Its headquarters are at One Chase Manhattan Plaza, New York, New York 10081. The Adviser, including its predecessor organizations, has over 100 years of money management experience and renders investment advisory services to others. Also included among the Adviser's accounts are commingled trust funds and a broad spectrum of individual trust and investment management portfolios. These accounts have varying investment objectives.



         On August 27, 1995, The Chase Manhattan Corporation announced its entry into an Agreement and Plan of Merger (the "Merger Agreement") with Chemical Banking Corporation ("Chemical"), a bank holding company, pursuant to which The Chase Manhattan Corporation will merge with and into Chemical (the "Holding Company Merger"). Under the terms of the Merger Agreement, Chemical will be the surviving corporation in the Holding Company Merger and will continue its corporate existence under Delaware law under the name "The Chase Manhattan Corporation" ("New Chase"). The board of directors of each holding company has approved the Holding Company Merger, which will create the second largest bank holding company in the United States based on assets. The consummation of the Holding Company Merger is subject to certain closing conditions. On December 11, 1995, the respective shareholders of The Chase Manhattan Corporation and Chemical voted to approve the Holding Company Merger. The Holding Company Merger is expected to be completed on or about March 31, 1996.

         Subsequent to the Holding Company Merger, it is expected that the adviser to the Portfolio, The Chase Manhattan Bank, N.A., will be merged with and into Chemical Bank. a New York State chartered bank ("Chemical Bank") (the "Bank Merger" and together with the Holding Company Merger, the "Mergers"). The surviving bank will continue operations under the name The Chase Manhattan Bank (as used herein, the term "Chase" refers to The Chase Manhattan Bank, N.A. and its successor in the Bank Merger, and the term "Adviser" means Chase (including its successor in the Bank Merger) in its capacity as investment adviser to the Portfolio). The consummation of the Bank Merger is subject to certain closing conditions, including the receipt of certain regulatory approvals. The Bank Merger is expected to occur in July 1996.

         Chemical is a publicly owned bank holding company incorporated under Delaware law and registered under the Federal Bank Holding Company Act of 1956, as amended. As of December 31, 1995, through its direct or indirect subsidiaries, Chemical managed more than $57 billion in assets, including approximately $6.9 billion in mutual fund assets in 11 mutual fund portfolios. Chemical Bank is a wholly owned subsidiary of Chemical and is a New York State chartered bank.

         Certain Relationships and Activities. The Adviser and its affiliates may have deposit, loan and other commercial banking relationships with the issuers of securities purchased on behalf of the Portfolio, including outstanding loans to such issuers which may be repaid in whole or in part with the proceeds of securities so purchased. The Adviser and its affiliates deal, trade and invest for their own accounts in U.S. Government obligations, municipal obligations and commercial paper and are among the leading dealers of various types of U.S. Government obligations and municipal obligations. The Adviser will not invest the Portfolio's assets in any U.S. Government obligations, municipal obligations or commercial paper purchased from itself or any affiliate, although under certain circumstances such securities may be purchased from other members of an underwriting syndicate in which the Adviser or an affiliate is a non-principal member. This restriction may limit the amount or type of U.S. Government obligations, municipal obligations or commercial paper available to be purchased by the Portfolio. The Adviser has informed the Portfolio that in making its investment decisions, it does not obtain or use material inside information in the possession of any other division or department of the Adviser, including the division that performs services for the Portfolio as Custodian, or in the possession of any affiliate of the Adviser.


         The Administrator. Chase serves as the Administrator pursuant to a separate administration agreement (the "Administration Agreement"). Under the Administration Agreement, Chase provides certain administrative services, including, among other responsibilities, coordinating relationships with independent contractors and agents; preparing for signature by officers and filing of certain documents required for compliance with applicable laws and regulations excluding those of the securities laws of the various states; preparing financial statements; arranging for the maintenance of books and records; and providing office facilities necessary to carry out the duties thereunder. Chase will receive from the Portfolio a fee computed daily and paid monthly at an annual rate equal to 0.05% of the Portfolio's average daily net assets. Chase may, from time to time, voluntarily waive all or a portion of its fees payable to it under the Administration Agreement.


         Glass-Steagall Act. Chase has received the opinion of its legal counsel that it and its affiliates may provide the services described in the Advisory Agreement and the Administration Agreement, as described above, and the Custodian Agreement with the Portfolio, as described below, without violating the federal banking law commonly known as the Glass-Steagall Act. The Act generally bars banks from publicly underwriting or distributing certain securities.

         The U.S. Supreme Court in its 1981 decision in Board of Governors of the Federal Reserve System v. Investment Company Institute determined that, consistent with the requirements of the Glass-Steagall Act, a bank may serve as an investment adviser to a registered, closed-end investment company. Other decisions of banking regulators have supported the position that a bank may act as investment adviser to a registered, open-end investment company. Based on the advice of its counsel, the Adviser believes that the U.S. Supreme Court's decision, and these other decisions of banking regulators, permit it to serve as investment adviser to a registered, open-end investment company.

         Regarding the performance of custodial activities, the staff of the Office of the Comptroller of the Currency, which supervises national banks, has issued an opinion letter stating that national banks may engage in custodial activities. Therefore, the Adviser believes, based on advice of counsel, that it may serve as Custodian to the Portfolio and render the services described below and as set forth in Custodian Agreement, as an appropriate, incidental national banking function and as a proper adjunct to its serving as investment adviser and administrator to the Portfolio.

         Industry practice and regulatory decisions also support a bank's authority to act as administrator for a registered investment company. Chase, on the advice of its counsel, believes that it may render the services described in the Administration Agreement without violating the Glass-Steagall Act or other applicable banking laws.

         Possible future changes in federal law or administrative or judicial interpretations of current or future law, however, could prevent the Adviser from continuing to perform investment advisory, custodial or other administrative services for the Portfolio. If that occurred, the Portfolio's Board of Trustees promptly would seek to obtain for the Portfolio the services of another qualified adviser, custodian or administrator, as necessary. Although no assurances can be given, the Portfolio believes that, if necessary, the transfer to a new adviser, custodian or administrator could be accomplished without undue disruption to the its operations.

         In addition, state securities laws on this issue may differ from the interpretations of federal law expressed herein and banks and financial institutions may be required to register as dealers pursuant to state law.

         The Portfolio has not retained the services of a principal underwriter or distributor, as interests in the Portfolio are offered solely in private placement transactions.

         Expenses. The expenses of the Portfolio include the compensation of its Trustees; registration fees; interest charges; taxes; fees and expenses of independent auditors, of legal counsel and of any transfer agent, custodian, sub-custodian or registrar of the Portfolio; insurance premiums; and expenses of calculating the Portfolio's net asset value and net income.

         The expenses of the Portfolio also include all fees under the Administration Agreement; the expenses connected with the execution, recording and settlement of security transactions; fees and expenses of the Custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of preparing and mailing reports to investors and to governmental officers and commissions; expenses of meetings of investors; and the advisory fees payable to the Adviser under the Advisory Agreement.

ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES.

         The Portfolio is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

         Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. The Portfolio is not required to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Investors have the right to communicate with other investors to the extent provided in Section 16(c) of the Investment Company Act of 1940, as amended (the "1940 Act"), in connection with requesting a meeting of investors for the purpose of removing one or more Trustees, which removal requires a two-thirds vote of the
Portfolio's beneficial interests. Investors also have under certain circumstances the right to remove one or more Trustees without a meeting. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

         The Portfolio does not intend to distribute to its investors its net investment income or its net realized capital gains, if any. The end of the Portfolio's fiscal year is October 31.

         Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's taxable income, gain, loss, deductions and credits in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

         It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.


         Investor inquiries may be directed to the Portfolio's exclusive placement agent, Signature Broker-Dealer Services, Inc., 6 St. James Avenue, Boston, MA 02116 or to the Portfolio's transfer agent, DST Systems, Inc., at 21 West 10th Street, Kansas City, Missouri 64105.


ITEM 7.  PURCHASE OF SECURITIES BEING OFFERED.

         Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See "General Description of the Registrant" above.

         An investment in the Portfolio may be made in U.S. dollars without a sales load at the net asset value next determined after an order is received in "good order" by the Portfolio. There is no minimum initial or subsequent investment in the Portfolio. No money may be paid to any intermediary in Hong Kong who is not a dealer or exempt dealer.

         The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

         Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange is open for trading. At 4:00 p.m., Eastern time, on each such day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions, which are to be effected as of 4:00 p.m., Eastern time, on such day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m., Eastern time, on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of 4:00 p.m., Eastern time, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m., Eastern time, on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m., Eastern time, on the following day the New York Stock Exchange is open for trading.

ITEM 8.  REDEMPTION OR REPURCHASE.

         An investor in the Portfolio may reduce any portion or all of its investment at any time without charge at the net asset value next determined after a request in "good order" is furnished by the investor to the Portfolio. The proceeds of a reduction will be paid in U.S. dollars by the Portfolio normally on the next business day after the reduction is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 9.  PENDING LEGAL PROCEEDINGS.

         Not applicable.

                                     PART B


ITEM 10.  COVER PAGE.

         Not applicable.

ITEM 11.  TABLE OF CONTENTS.


                                                             Page

General Information and History . . . . . . . . . . . . . . .B-1

Investment Objectives and Policies . . . . . . . . . . . . . B-1

Management of the Fund Portfolio . . . . . . . . . . . . . . B-16

Control Persons and Principal Holders of Securities . . . . .B-21

Investment Advisory and Other Services . . . . . . . . . . . B-21

Brokerage Allocation and Other Practices . . . . . . . . . . B-24

Capital Stock and Other Securities . . . . . . . . . . . . . B-26

Purchase, Redemption and Pricing of Securities . . . . . . . B-28

Tax Status . . . . . . . . . . . . . . . . . . . . . . . . . B-29

Underwriters . . . . . . . . . . . . . . . . . . . . . . . . B-30

Calculation of Performance Data . . . . . . . . . . . . . . .B-31

Financial Statements . . . . . . . . . . . . . . . . . . . . B-31


ITEM 12.  GENERAL INFORMATION AND HISTORY.


         Part A contains additional information about the investment objectives of Growth and Income Portfolio (the "Portfolio"). This Part B should only be read in conjunction with Part A. The Portfolio is a New York trust with its principal office in the Bahamas. Certain qualified investors may invest in the Portfolio. The Board of Trustees of the Portfolio provides broad supervision over the affairs of the Portfolio. The Chase Manhattan Bank, N.A. ("Chase") is the investment adviser (the "Adviser") and administrator (the "Administrator") for the Portfolio. The Adviser continuously manages the investments of the Portfolio in accordance with its investment objectives and policies. The selection of investments for the Portfolio and the way in which they are managed depend on the conditions and trends in the economy and the financial marketplaces. A majority of the Trustees of the Portfolio are not affiliated with the Adviser.


ITEM 13.  INVESTMENT OBJECTIVES AND POLICIES.

                              INVESTMENT OBJECTIVES


         The Portfolio seeks long-term capital appreciation, with dividend income as a secondary objective, through investments primarily in common stocks.


                               INVESTMENT POLICIES

         Part A sets forth the various investment policies applicable to the Portfolio. For descriptions of the ratings of short-term obligations permitted as investments by Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Corporation ("Standard & Poor's"), Fitch Investors Service, Inc. ("Fitch"), Duff & Phelps, Inc. ("Duff") and Thomson BankWatch, Inc. ("TBW"), see "Description of Ratings" below.

         U.S. GOVERNMENT SECURITIES--As indicated in Part A, and although the Portfolio invests primarily in common stocks, it may also maintain cash reserves and invest in a variety of short-term debt securities, including obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, which have remaining maturities not exceeding one year. Agencies and instrumentalities that issue or guarantee debt securities and have been established or sponsored by the U.S. Government include the Bank for Cooperatives, the Export-Import Bank, the Federal Farm Credit System, the Federal Home Loan Banks, the Federal Home Loan Mortgage Corporation, the Federal Intermediate Credit Banks, the Federal Land Banks, the Federal National Mortgage Association and the Student Loan Marketing Association.

         BANK OBLIGATIONS--Investments by the Portfolio in short-term debt securities as described above also include investments in obligations (including certificates of deposit and bankers' acceptances) of those U.S. banks which have total assets at the time of purchase in excess of $1 billion and the deposits of which are insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation.

         A certificate of deposit is an interest-bearing negotiable certificate issued by a bank against funds deposited in the bank. A bankers' acceptance is a short-term draft drawn on a commercial bank by a borrower, usually in connection with an international commercial transaction. Although the borrower is liable for payment of the draft, the bank unconditionally guarantees to pay the draft at its face value on the maturity date.

         COMMERCIAL PAPER--Investments by the Portfolio in short-term debt securities also include investments in commercial paper, which represents short-term, unsecured promissory notes issued in bearer form by bank holding companies, corporations and finance companies. The commercial paper purchased for the Portfolio will consist of direct obligations of domestic issuers which, at the time of investment, are (i) rated "P-1" by Moody's or "A-1" or better by Standard & Poor's, (ii) issued or guaranteed as to principal and interest by issuers or guarantors having an existing debt security rating of "Aa" or better by Moody's or "AA" or better by Standard & Poor's, or (iii) securities which, if not rated, are, in Chase's opinion, of an investment quality comparable to rated commercial paper in which the Portfolio may invest. The rating "P-1" is the highest commercial paper rating assigned by Moody's and the ratings "A-1" and "A-1+" are the highest commercial paper ratings assigned by Standard & Poor's. Debt securities rated "Aa" or better by Moody's or "AA" or better by Standard & Poor's are generally regarded as high-grade obligations and such ratings indicate that the ability to pay principal and interest is very strong.

         REPURCHASE AGREEMENTS--The Portfolio may, when appropriate, enter into repurchase agreements only with member banks of the Federal Reserve System and securities dealers believed creditworthy, and only if fully collateralized by U.S. Government obligations or other securities in which the Portfolio is permitted to invest. Under the terms of a typical repurchase agreement, the Portfolio would acquire an underlying debt instrument for a relatively short period (usually not more than one week) subject to an obligation of the seller to repurchase the instrument and the Portfolio to resell the instrument at a fixed price and time, thereby determining the yield during the Portfolio's holding period. This procedure results in a fixed rate of return insulated from market fluctuations during such period. A repurchase agreement is subject to the risk that the seller may fail to repurchase the security. Repurchase agreements may be deemed under the Investment Company Act of 1940, as amended (the "1940 Act"), to be loans collateralized by the underlying securities. All repurchase agreements entered into by the Portfolio will be fully collateralized at all times during the period of the agreement in that the value of the underlying security will be at least equal to the amount of the loan, including the accrued interest thereon, and the Portfolio or its custodian will have possession of the collateral, which the Board of Trustees believes will give it a valid, perfected security interest in the collateral. Whether a repurchase agreement is the purchase and sale of a security or a collateralized loan has not been conclusively established. This might become an issue in the event of the bankruptcy of the other party to the transaction. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities would not be owned by the Portfolio, but would only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, the Portfolio may suffer time delays and incur costs in connection with the disposition of the collateral. The Board of Trustees believes that the collateral underlying repurchase agreements may be more susceptible to claims of the seller's creditors than would be the case with securities owned by the Portfolio. The Portfolio will not be invested in a repurchase agreement maturing in more than seven days if any such investment together with securities subject to restrictions on transfer held by the Portfolio exceed 10% of its total net assets. (See paragraph 5 under "Investment Restrictions" below.) Repurchase agreements are also subject to the same risks described below with respect to stand-by commitments.

         LOANS OF PORTFOLIO SECURITIES--Certain securities dealers who make "short sales" or who wish to obtain particular securities for short periods may seek to borrow them from institutional investors such as the Portfolio. The Portfolio reserves the right to seek to increase its income by lending its portfolio securities. Under present regulatory policies, including those of the Board of Governors of the Federal Reserve System and the Securities and Exchange Commission (the "SEC"), such loans may be made only to member firms of the New York Stock Exchange, and are required to be secured continuously by collateral in cash, cash equivalents, or U.S. Government securities maintained on a current basis in an amount at least equal to the market value of the securities loaned. Under a loan, the Portfolio has the right to call a loan and obtain the securities loaned at any time on five days' notice.

         During the existence of a loan, the Portfolio continues to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned and also receives compensation based on investment of the collateral. The Portfolio does not, however, have the right to vote any securities having voting rights during the existence of the loan, but can call the loan in anticipation of an important vote to be taken among holders of the securities or of the giving or withholding of their consent on a material matter affecting the investment.

         As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral if the borrower of the securities experiences financial difficulty. However, the loans will be made only to dealers deemed by the Portfolio to be of good standing, and when, in the judgment of the Portfolio, the consideration that can be earned currently from securities loans of this type justifies the attendant risk. In the event the Portfolio makes securities loans, it is not intended that the value of the securities loaned would exceed 30% of the value of the Portfolio's total assets.


         NON-DIVERSIFICATION--The Portfolio has registered as a "non-diversified" investment company. Investors in the Portfolio will "look through" the Portfolio's portfolio to the securities held by the Portfolio for purposes of determining diversification. The Portfolio may invest more than 5% of its assets in the obligations of a single issuer, subject to diversification requirements under federal tax laws. At present, these requirements do not permit more than 25% of the value of the Portfolio's total assets to be invested in securities (other than various securities issued or guaranteed by the United States or its agencies or instrumentalities) of any one issuer, at the close of any calendar quarter. Since a relatively high percentage of the assets of the Portfolio may be invested in the obligations of a limited number of issuers, the net asset value an investment in the Portfolio may be more susceptible to any single economic, political or regulatory occurrence than the net asset value of a diversified investment company.

                             DESCRIPTION OF RATINGS

BOND RATINGS

         Moody's--Bonds which are rated Aaa are judged to be the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong positions of such issues. Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuations of protective elements may be of greater amplitude or there may be other elements present which make the long term risks appear somewhat larger than in Aaa securities. Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future. Moody's applies numerical modifiers "1," "2" and "3" in each generic rating classification from Aa through B in its corporate bond rating system. The modifier "1" indicates that the security ranks in the higher end of its generic rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates that the issue ranks in the lower end of its generic rating category.

         Standard & Poor's--Bonds rated AAA have the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong. Bonds rated AA have a very strong capacity to pay interest and repay principal and differ from AAA issues only in small degree. Bonds rated A have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of change in circumstances and economic conditions than bonds in higher rated categories.

         Bonds rated AAA by Fitch are judged by Fitch to be strictly high grade, broadly marketable, suitable for investment by trustees and fiduciary institutions liable to but slight market fluctuation other than through changes in the money rate. The prime feature of an AAA bond is showing of earnings several times or many times interest requirements, with such stability of applicable earnings that safety is beyond reasonable question whatever changes occur in conditions. Bonds rated AA by Fitch are judged by Fitch to be of safety virtually beyond question and are readily salable, whose merits are not unlike those of the AAA class, but whose margin of safety is less strikingly broad. The issue may be the obligation of a small company, strongly secured but influenced as to rating by the lesser financial power of the enterprise and more local type market.

         Bonds rated Duff-1 are judged by Duff to be of the highest credit quality with negligible risk factors; only slightly more than U.S. Treasury debt. Bonds rated Duff-2, 3 and 4 are judged by Duff to be of high credit quality with strong protection factors. Risk is modest but may vary slightly from time to time because of economic conditions.

         Bonds rated TBW-1 are judged by TBW to be of the highest credit quality with a very high degree of likelihood that principal and income will be paid on a timely basis. Bonds rated TBW-2 offer a strong degree of safety regarding repayment. The relative degree of safety, however, is not as high as TBW-1.

COMMERCIAL PAPER RATINGS

         Moody's commercial paper ratings are opinions of the ability of issuers to repay punctually promissory obligations. Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers: Prime 1-Highest Quality; Prime 2-Higher Quality; Prime 3-High Quality.

         A Standard & Poor's commercial paper rating is a current assessment of the likelihood of timely payment. Ratings are graded into four categories, ranging from "A" for the highest quality obligations to "D" for the lowest.

         Issues assigned the highest rating, A, are regarded as having the greatest capacity for timely payment. Issues in this category are delineated with the numbers 1, 2, and 3 to indicate the relative degree of safety. The designation A-1 indicates that the degree of safety regarding timely payment is either overwhelming or very strong. A "+" designation is applied to those issues rated "A-1" which possess safety characteristics. Capacity for timely payment on issues with the designation A-2 is strong. However, the relative degree of safety is not as high as for issues designated A-1. Issues carrying the designation A-3 have a satisfactory capacity for timely payment. They are, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

         The rating Fitch-1 (Highest Grade) is the highest commercial rating assigned by Fitch. Paper rated Fitch-1 is regarded as having the strongest degree of assurance for timely payment. The rating Fitch-2 (Very Good Grade) is the second highest commercial paper rating assigned by Fitch which reflects an assurance of timely payment only slightly less in degree than the strongest issues.

         The rating Duff-1 is the highest commercial paper rating assigned by Duff. Paper rated Duff-1 is regarded as having very high certainty of timely payment with excellent liquidity factors which are supported by ample asset protection. Risk factors are minor. Paper rated Duff-2 is regarded as having good certainty of timely payment, good access to capital markets and sound liquidity factors and company fundamentals. Risk factors are small.


         Additional Policies Regarding Derivative and Related Transactions. As explained more fully below, the Portfolio may employ derivative and related instruments as tools in the management of portfolio assets. Put briefly, a "derivative" instrument may be considered a security or other instrument which derives its value from the value or performance of other instruments or assets, interest or currency exchange rates, or indexes. For instance, derivatives include futures, options, forward contracts, structured notes and various over-the-counter instruments.

         Like other investment tools or techniques, the impact of using derivatives strategies or similar instruments depends to a great extent on how they are used. Derivatives are generally used by portfolio managers in three ways: First, to reduce risk by hedging (offsetting) an investment position. Second, to substitute for another security particularly where it is quicker, easier and less expensive to invest in derivatives. Lastly, to speculate or enhance portfolio performance. When used prudently, derivatives can offer several benefits, including easier and more effective hedging, lower transaction costs, quicker investment and more profitable use of portfolio assets. However, derivatives also have the potential to significantly magnify risks, thereby leading to potentially greater losses for the Portfolio.

         The Portfolio may invest its assets in derivative and related instruments subject only to the Portfolio's investment objective and policies and the requirement that the Portfolio maintain segregated accounts consisting of liquid assets, such as cash, U.S. Government securities, or other high-grade debt obligations (or, as permitted by applicable regulation, enter into certain offsetting positions) to cover its obligations under such instruments with respect to positions where there is no underlying portfolio asset so as to avoid leveraging the Portfolio.

         The value of some derivative or similar instruments in which the Portfolio may invest may be particularly sensitive to changes in prevailing interest rates or other economic factors, and--like other investments of the Portfolio --the ability of the Portfolio to successfully utilize these instruments may depend in part upon the ability of the Adviser to forecast interest rates and other economic factors correctly. If the Adviser incorrectly forecasts such factors and has taken positions in derivative or similar instruments contrary to prevailing market trends, the Portfolio could be exposed to the risk of a loss. THE PORTFOLIO MIGHT NOT EMPLOY ANY OR ALL OF THE
STRATEGIES DESCRIBED HEREIN, AND NO ASSURANCE CAN BE GIVEN THAT ANY STRATEGY USED WILL SUCCEED.

         Set forth below is an explanation of the various derivatives strategies and related instruments the Portfolio may employ along with risks or special attributes associated with them. This discussion is intended to supplement the discussion in Part A above as well as provide useful information to prospective investors.

         Derivative and Related Instruments. To the extent permitted by the investment objectives and policies of the Portfolio, and as described more fully below, the Portfolio may: purchase, write and exercise call and put options on securities, securities indexes (including using options in combination with securities, other options or derivative instruments); enter into futures contracts and options on futures contracts; purchase and sell mortgage-backed and asset-backed securities; and purchase and sell structured products.

         Risk Factors. As explained more fully below and in the discussions of particular strategies or instruments, there are a number of risks associated with the use of derivatives and related instruments. There can be no guarantee that there will be a correlation between price movements in a hedging vehicle and in the portfolio assets being hedged. As incorrect correlation could result in a loss on both the hedged assets in the Portfolio and the hedging vehicle so that the portfolio return might have been greater had hedging not been attempted. This risk is particularly acute in the case of "cross-hedges" between currencies. The Adviser may incorrectly forecast interest rates, market values or other economic factors in utilizing a derivatives strategy. In such a case, the Portfolio may have been in a better position had it not entered into such strategy. Hedging strategies, while reducing risk of loss, can also reduce the opportunity for gain. In other words, hedging usually limits both potential losses as well as potential gains. Strategies not involving hedging may increase the risk to the Portfolio. Certain strategies, such as yield enhancement, can have speculative characteristics and may result in more risk to the Portfolio than hedging strategies using the same instruments. There can be no assurance that a liquid market will exist at a time when the Portfolio seeks to close out an option, futures contract or other derivative or related position. Many exchanges and boards of trade limit the amount of fluctuation permitted in option or futures contract prices during a single day; once the daily limit has been reached on particular contract, no trades may be made that day at a price beyond that limit. In addition, certain instruments are relatively new and without a significant trading history. As a result, there is no assurance that an active secondary market will develop or continue to exist. Finally, over-the-counter instruments typically do not have a liquid market. Lack of a liquid market for any reason may prevent the Portfolio from liquidating an unfavorable position. Activities of large traders in the futures and securities markets involving arbitrage, "program trading," and other investment strategies may cause price distortions in these markets. In certain instances, particularly those involving over-the-counter transactions, forward contracts there is a greater potential that a counterparty or broker may default or be unable to perform on its commitments. In the event of such a default, the Portfolio may experience a loss.

         Specific Uses and Strategies.  Set forth below are  explanations of the
Portfolio's  use  of  various  strategies  involving   derivatives  and  related
instruments.

         OPTIONS ON SECURITIES, SECURITIES INDEXES AND DEBT INSTRUMENTS. The Portfolio may PURCHASE, SELL or EXERCISE call and put options on (i) securities,
(ii) securities indexes, and (iii) debt instruments.

         Although in most cases these options will be exchange-traded, the Portfolio may also purchase, sell or exercise over-the-counter options. Over-the-counter options differ from exchange-traded options in that they are two-party contracts with price and other terms negotiated between buyer and seller. As such, over-the-counter options generally have much less market liquidity and carry the risk of default or nonperformance by the other party.

         One purpose of purchasing put options is to protect holdings in an underlying or related security against a substantial decline in market value. One purpose of purchasing call options is to protect against substantial increases in prices of securities the Portfolio intends to purchase pending its ability to invest in such securities in an orderly manner. The Portfolio may also use combinations of options to minimize costs, gain exposure to markets or take advantage of price disparities or market movements. For example, the Portfolio may sell put or call options it has previously purchased or purchase put or call options it has previously sold. These transactions may result in a net gain or loss depending on whether the amount realized on the sale is more or less than the premium and other transaction costs paid on the put or call option which is sold. The Portfolio may write a call or put option in order to earn the related premium from such transactions. Prior to exercise or expiration, an option may be closed out by an offsetting purchase or sale of a similar option.

         In addition to the general risk factors noted above, the purchase and writing of options involve certain special risks. During the option period, when the Portfolio writes a covered call (i.e., where the underlying securities are held by the Portfolio) has, in return for the premium on the option, given up the opportunity to profit from a price increase in the underlying securities above the exercise price, but has retained the risk of loss should the price of the underlying securities decline. The writer of an option has no control over the time when it may be required to fulfill its obligation as a writer of the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying securities at the exercise price.

         If a put or call option purchased by the Portfolio is not sold when it has remaining value, and if the market price of the underlying security, in the case of a put, remains equal to or greater than the exercise price or , in the case of a call, remains less than or equal to the exercise price, the Portfolio will lose its entire investment in the option. Also, where a put or call option on a particular security is purchased to hedge against price movements in a related security, the price of the put or call option may move more or less than the price of the related security. There can be no assurance that a liquid market will exist when the Portfolio seeks to close out an option position. Furthermore, if trading restrictions or suspensions are imposed on the options markets, the Portfolio may be unable to close out a position.

         FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS. The Portfolio may purchase or sell (i) interest-rate futures contracts, (ii) futures contracts on specified instruments, and (iii) options on these futures contracts ("futures options").

         The futures contracts and futures options may be based on various securities in which the Portfolio may invest such as foreign currencies, certificates of deposit, Eurodollar time deposits, securities indices, economic indices (such as the Consumer Price Indices compiled by the U.S. Department of Labor) and other financial instruments and indices.

         These instruments may be used to hedge portfolio positions and transactions as well as to gain exposure to markets. For example, the Portfolio may sell a futures contract--or buy a futures option--to protect against a decline in value, or reduce the duration, of portfolio holdings. Likewise, these instruments may be used when the Portfolio intends to acquire an instrument or enter into a position. For example, the Portfolio may purchase a futures contract--or buy a futures option--to gain immediate exposure in a market or otherwise offset increases in the purchase price of securities or currencies to be acquired in the future. Futures options may also be written to earn the related premiums.

         When writing or purchasing options, the Portfolio may simultaneously enter into other transactions involving futures contracts or futures options in order to minimize costs, gain exposure to markets, or take advantage of price disparities or market movements. Such strategies may entail additional risks in certain instances. The Portfolio may engage in cross-hedging by purchasing or selling futures or options on a security or currency different from the security or currency position being hedged to take advantage of relationships between the two securities or currencies.

         Investments in futures contracts and options thereon involve risks similar to those associated with options transactions discussed above. The Portfolio will only enter into futures contracts or options on futures contracts which are standardized and traded on a U.S. or foreign exchange or board of trade, or similar entity, or quoted on an automated quotation system.

         FORWARD CONTRACTS. The Portfolio may use foreign currency and interest-rate forward contracts for various purposes as described below.

         Foreign currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by the forces of supply and demand in the foreign exchange markets and the relative merits of investments in different countries, actual or perceived changes in interest rates and other complex factors, as seen from an international perspective. The Portfolio may invest in securities denominated in foreign currencies may, in addition to buying and selling foreign currency futures contracts and options on foreign currencies and foreign currency futures, enter into forward foreign currency exchange contracts to reduce the risks or otherwise take a position in anticipation of changes in foreign exchange rates. A forward foreign currency exchange contract involves an obligation to purchase or sell a specific currency at a future date, which may be a fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. By entering into a forward foreign currency contract, the Portfolio "locks in" the exchange rate between the currency it will deliver and the currency it will receive for the duration of the contract. As a result,the Portfolio reduces its exposure to changes in the value of the currency it will deliver and increases its exposure to changes in the value of the currency it will exchange into. The effect on the value of the Portfolio is similar to selling securities denominated in one currency and purchasing securities denominated in another. Transactions that use two foreign currencies are sometimes referred to as "cross- hedges."

         The Portfolio may enter into these contracts for the purpose of hedging against foreign exchange risk arising from the Portfolio's investments or anticipated investments in securities denominated in foreign currencies. The Portfolio may also enter into these contracts for purposes of increasing exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one country to another.

         The Portfolio may also use forward contracts to hedge against changes in interest rates, increase exposure to a market or otherwise take advantage of such changes. An interest-rate forward contract involves the obligation to purchase or sell a specific debt instrument at a fixed price at a future date.

         MORTGAGE-BACKED SECURITIES. The Portfolio may purchase mortgage-backed securities--i.e., securities representing an ownership interest in a pool of mortgage loans issued by lenders such as mortgage bankers, commercial banks and savings and loan associations. Mortgage loans included in the pool--but not the security itself--may be insured by the Government National Mortgage Association or the Federal Housing Administration or guaranteed by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Veterans Administration. Mortgage-backed securities provide investors with payments consisting of both interest and principal as the mortgages in the underlying mortgage pools are paid off. ALTHOUGH PROVIDING THE POTENTIAL FOR ENHANCED RETURNS, MORTGAGE-BACKED SECURITIES CAN ALSO BE VOLATILE AND RESULT IN UNANTICIPATED LOSSES.

         The average life of a mortgage-backed security is likely to be substantially less than the original maturity of the mortgage pools underlying the securities. Prepayments of principal by mortgagors and mortgage foreclosures will usually result in the return of the greater part of the principal invested far in advance of the maturity of the mortgages in the pool. THE ACTUAL YIELD OF A MORTGAGE-BACKED SECURITY MAY BE ADVERSELY AFFECTED BY THE PREPAYMENT OF MORTGAGES INCLUDED IN THE MORTGAGE POOL UNDERLYING THE SECURITY.

         The Portfolio may also invest in securities representing interests in collateralized mortgage obligations ("CMOs"), real estate mortgage investment conduits ("REMICs") and in pools of certain other asset-backed bonds and mortgage pass-through securities. Like a bond, interest and prepaid principal are paid, in most cases, semi-annually. CMOs are collateralized by portfolios of mortgage pass-through securities guaranteed by the U.S. Government, or U.S. Government-related, entities, and their income streams.

         CMOs are structured into multiple classes, each bearing a different stated maturity. Actual maturity and average life will depend upon the prepayment experience of the collateral. Monthly payment of principal received from the pool of underlying mortgages, including prepayments, is first returned to investors holding the shortest maturity class. Investors holding the longer maturity classes receive principal only after the first class has been retired. An investor is partially protected against a sooner than desired return of principal because of the sequential payments.

         REMICs include governmental and/or private entities that issue a fixed pool of mortgages secured by an interest in real property. REMICs are similar to CMOs in that they issue multiple classes of securities. REMICs issued by private entities are not U.S. Government securities and are not directly guaranteed by any government agency. They are secured by the underlying collateral of the private issuer.

         STRUCTURED PRODUCTS. The Portfolio may purchase interests in entities organized and operated solely for the purpose of restructuring the investment characteristics of certain debt obligations, thereby creating "structured products." The cash flow on the underlying instruments may be apportioned among the newly issued structured products to create securities with different investment characteristics such as varying maturities, payment priorities and interest rate provisions. THE EXTENT OF THE PAYMENTS MADE WITH RESPECT TO STRUCTURED PRODUCTS IS DEPENDENT ON THE EXTENT OF THE CASH FLOW ON THE UNDERLYING INSTRUMENTS.

         The Portfolio may also invest in other types of structured products, including among others, spread trades and notes linked by a formula (e.g., a multiple) to the price of an underlying instrument or currency. A spread trade is an investment position relating to a difference in the prices or interest rates of two securities or currencies where the value of the investment position is determined by movements in the difference between the prices or interest rates, as the case may be, of the respective securities or currencies.

         INVESTMENTS IN STRUCTURED PRODUCTS GENERALLY ARE SUBJECT TO GREATER VOLATILITY THAN AN INVESTMENT DIRECTLY IN THE UNDERLYING MARKET OR SECURITY. In addition, because structured products are typically sold in private placement transactions, there currently is no active trading market for structured products.

         Additional Restrictions on the Use of Futures and Option Contracts. Regulations of the CFTC require that the Portfolio enter into transactions in futures contracts and options thereon for hedging purposes only, in order to assure that they are not deemed to be a "commodity pools" under such regulations. In particular, CFTC regulations require that all short futures positions be entered into for the purpose of hedging the value of securities held in the Portfolio's portfolio, and that all long futures positions either constitute bona fide hedging transactions, as defined in such regulations, or have a total value not in excess of an amount determined by reference to certain cash and securities positions maintained for the Portfolio, and accrued profits on such positions. In addition, the Portfolio may not purchase or sell such instruments if, immediately thereafter, the sum of the amount of initial margin deposits on its existing futures positions and premiums paid for options on futures contracts would exceed 5% of the market value of the Portfolio's total assets.

         When the Portfolio purchases a futures contract, an amount of cash or cash equivalents or high quality debt securities will be deposited in a segregated account with the Portfolio's custodian or sub-custodian so that the amount so segregated, plus the initial deposit and variation margin held in the account of its broker, will at all times equal the value of the futures contract, thereby insuring that the use of such futures is unleveraged.


         The Portfolio's ability to engage in the hedging transactions described herein may be limited by the current federal income tax requirement that the Portfolio derive less than 30% of its gross income from the sale or other disposition of stock or securities held for less than three months.




                             INVESTMENT RESTRICTIONS

         The Portfolio has adopted the following investment restrictions which may not be changed without approval by a "majority of the outstanding securities" of the Portfolio which, as used herein, means the vote of the lesser of (i) 67% or more of the total beneficial interests of the Portfolio present at a meeting, if the holders of more than 50% of the total beneficial interests of a Portfolio are present or represented by proxy, or (ii) more than 50% of the total beneficial interests of the Portfolio.

         The Portfolio may not:

         (1) borrow money or pledge, mortgage or hypothecate its assets, except that, as a temporary measure for extraordinary or emergency purposes, it may borrow in an amount not to exceed 1/3 of the current value of its net assets, including the amount borrowed, and may pledge, mortgage or hypothecate not more than 1/3 of such assets to secure such borrowings (it is intended that money would be borrowed by the Portfolio only from banks and only to accommodate requests for withdrawals from the Portfolio while effecting an orderly liquidation of portfolio securities), provided that collateral arrangements with respect to the Portfolio's permissible futures and options transactions, including initial and variation margin, are not considered to be a pledge of assets for purposes of this restriction; the Portfolio will not purchase investment securities if its outstanding borrowing, including repurchase agreements, exceeds 5% of the value of the Portfolio's total assets; for additional related restrictions, see clause (i) under the caption "State and Federal Restrictions" hereafter;

         (2) purchase any security or evidence of interest therein on margin, except that such short-term credit may be obtained as may be necessary for the clearance of purchases and sales of securities and except that, with respect to the Portfolio's permissible options and futures transactions, deposits of initial and variation margin may be made in connection with the purchase, ownership, holding or sale of futures or options positions;

         (3) underwrite securities issued by other persons except insofar as the Portfolio may technically be deemed an underwriter under the Securities Act of 1933, as amended (the "1933 Act"), in selling a portfolio security;

         (4) write, purchase or sell any put or call option or any combination thereof, provided that this shall not prevent (i) the purchase, ownership, holding or sale of warrants where the grantor of the warrants is the issuer of the underlying securities, (ii) the writing, purchasing or selling of puts, calls or combinations thereof with respect to U.S. Government securities or
(iii) with respect to the Portfolio's permissible futures and options transactions, the writing, purchasing, ownership, holding or selling of futures and options positions or of puts, calls or combinations thereof with respect to futures;

         (5) knowingly invest in securities which are subject to legal or contractual restrictions on resale (including securities that are not readily marketable, but not including repurchase agreements maturing in not more than seven days) if, as a result thereof, more than 10% of the Portfolio's total assets (taken at market value) would be so invested (including repurchase agreements maturing in more than seven days);

         (6) purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts in the ordinary course of business, other than (i) with respect to the Portfolio's permissible futures and options transactions or (ii) forward purchases and sales of foreign currencies or securities (each Portfolio reserves the freedom of action to hold and to sell real estate acquired as a result of its ownership of securities);

         (7) purchase securities of any issuer if such purchase at the time thereof would cause more than 10% of the voting securities of such issuer to be held by the Portfolio;

         (8) make short sales of securities or maintain a short position; except that the Portfolio may only make such short sales of securities or maintain a short position if when a short position is open the Portfolio owns an equal amount of such securities or securities convertible into or exchangeable, without payment of any further consideration, for securities of the same issue as, and equal in amount to, the securities sold short, and unless not more than 10% of the Portfolio's net assets (taken at market value) is held as collateral for such sales at any one time (it is the present intention of management to make such sales only for the purpose of deferring realization of gain or loss for federal income tax purposes; such sales would not be made of securities subject to outstanding options);

         (9) concentrate its investments in any particular industry, but if it is deemed appropriate for the achievement of the Portfolio's investment objectives, up to 25% of the assets of the Portfolio, at market value at the time of each investment, may be invested in any one industry, except that, with respect to the Portfolio's permissible futures and options transactions, positions in options and futures shall not be subject to this restriction, and in obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities; or

         (10)  issue any  senior  security  (as that term is defined in the 1940
Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder, provided that collateral arrangements with respect to the Portfolio's permissible options and futures transactions, including deposits of initial and variation margin, are not considered to be the issuance of a senior security for purposes of this restriction.

         The Portfolio is not permitted to make loans to other  persons,  except
(i) through the lending of its portfolio securities and provided that any such loans not exceed 30% of the Portfolio's total assets (taken at market value),
(ii) through the use of repurchase agreements or the purchase of short-term obligations and provided that not more than 10% of the Portfolio's total assets will be invested in repurchase agreements maturing in more than seven days, or
(iii) by purchasing, subject to the limitation in paragraph 5 above, a portion of an issue of debt securities of types commonly distributed privately to financial institutions, for which purposes the purchase of short-term commercial paper or a portion of an issue of debt securities which are part of an issue to the public shall not be considered the making of a loan.

         For purposes of the investment restrictions described above and the state and federal restrictions described below, the issuer of a tax-exempt security is deemed to be the entity (public or private) ultimately responsible for the payment of the principal of and interest on the security. For purposes of Investment Restriction No. 9, industrial development bonds, where the payment of principal and interest is the ultimate responsibility of companies within the same industry, are grouped together as an "industry".

         In addition, the Portfolio has adopted the following operating policy with respect to entering into repurchase agreements which is not fundamental and which may be changed without investor approval. The Portfolio may enter into repurchase agreements (a purchase of and a simultaneous commitment to resell a security at an agreed-upon price on an agreed-upon date) only with member banks of the Federal Reserve System and securities dealers believed creditworthy and only if fully collateralized by U.S. Government obligations or other securities in which the Portfolio is permitted to invest. If the vendor of a repurchase agreement fails to pay the sum agreed to on the agreed-upon delivery date, the Portfolio would have the right to sell the securities constituting the collateral; however, the Portfolio might thereby incur a loss and in certain cases may not be permitted to sell such securities. Moreover, as noted above in paragraph 5, the Portfolio may not, as a matter of fundamental policy, invest more than 10% of its total assets in repurchase agreements maturing in more than seven days.

         The Portfolio has no current intention of engaging in the following activities in the foreseeable future: (i) writing, purchasing or selling puts, calls or combinations thereof with respect to U.S. Government securities; (ii) making short sales of securities or maintaining a short position; or (iii) purchasing voting securities of any issuer.

         STATE AND FEDERAL RESTRICTIONS: In order to comply with certain federal and state statutes and regulatory policies, as a matter of operating policy, the Portfolio will not:

         (i) sell any security which it does not own unless by virtue of its ownership of other securities the Portfolio has at the time of sale a right to obtain securities, without payment of further consideration, equivalent in kind and amount to the securities sold and provided that if such right is conditional the sale is made upon the same conditions,

         (ii) invest for the purpose of exercising control or management,

         (iii) purchase securities issued by any registered investment company except by purchase in the open market where no commission or profit to a sponsor or dealer results from such purchase other than the customary broker's commission, or except when such purchase, though not made in the open market, is part of plan of merger or consolidation; provided, however, that the securities of any registered investment company will not be purchased on behalf of the Portfolio if such purchase at the time thereof would cause more than 5% or 10% of the Portfolio's total assets (taken at the greater of cost or market value) to be invested in the securities of such issuer or the securities of registered investment companies, respectively, or would cause more than 3% of the outstanding voting securities of any such issuer to be held by the Portfolio; and provided, further, that securities issued by any open-end investment company shall not be purchased on behalf of the Portfolio,

         (iv) invest more than 10% of the Portfolio's total assets (taken at the greater of cost or market value) in securities that are not readily marketable,

         (v) as to 50% of the Portfolio's total assets, purchase securities of any issuer if such purchase at the time thereof would cause the Portfolio to hold more than 10% of any class of securities of such issuer, for which purposes all indebtedness of an issuer shall be deemed a single class and all preferred stock of an issuer shall be deemed a single class,

         (vi) invest more than 5% of the Portfolio's assets in companies which, including predecessors, have a record of less than three years' continuous operation,

         (vii) invest in warrants valued at the lower of cost or market, in excess of 5% of the value of the Portfolio's net assets, and no more than 2% of such value may be warrants which are not listed on the New York or American Stock Exchanges, or

         (viii) purchase or retain in the Portfolio's portfolio any securities issued by an issuer any of whose officers, directors, trustees or security holders is an officer or Trustee of the Portfolio, or is an officer or director of the Adviser, if after the purchase of the securities of such issuer by the Portfolio one or more of such persons owns beneficially more than 1/2 of 1% of the shares or securities, or both, all taken at market value, of such issuer, and such persons owning more than 1/2 of 1% of such shares or securities together own beneficially more than 5% of such shares or securities, or both, all taken at market value.

         These policies are not fundamental and may be changed by the Board of Trustees without investor approval.

         PERCENTAGE AND RATING RESTRICTIONS: If a percentage or rating restriction on investment or utilization of assets set forth above or referred to in Part A is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the portfolio securities or a later change in the rating of a portfolio security of the Portfolio will not be considered a violation of policy.

ITEM 14.  MANAGEMENT OF THE PORTFOLIO.


         The Trustees and officers of the Portfolio and their principal occupations for at least the past five years are set forth below. Their titles may have varied during that period. Asterisks indicate those Trustees and officers that are "interested persons" (as defined in the 1940 Act) of the Portfolio. Unless otherwise indicated below, the address of each officer is 125
W. 55th Street, New York, New York 10019.



Names, Position(s) with         Principal Occupations and Business Experience
the Portfolio and Address       for the Past 5 Years
-------------------------       ---------------------------------------------

Fergus Reid, III*               Trustee.  Chairman  of the Board of  Trustees of
Trustee                         Mutual   Fund  Group  and  Mutual   Fund  Trust.
202 June Road                   Chairman and Chief Executive  Officer,  Lumelite
Stamford, CT  06903             Corporation,   since  September  1985;  Trustee,
                                Morgan  Stanley  Portfolios;  from 1982  through
                                1984,  Managing  Director,  Bernhard  Associates
                                (venture capital firm).  Address: 971 West Road,
                                New Canaan, Connecticut 06840.

Dr. Richard E. Ten Haken        Trustee.   Former  District   Superintendent  of
Trustee                         Schools,  Monroe No.2 and Orleans Counties,  New
4 Barnfield Road,               York;  Chairman of the Finance and the Audit and
Pittsford, New York 14534       Accounting  Committees,  Member of the Executive
                                Committee;  Chairman of the Board and President,
                                New  York  State  Teachers'  Retirement  System.
                                Address: 4 Barnfield Road,  Pittsford,  New York
                                14534.

H. Richard Vartabedian*         Trustee ,  President  and Chairman of Growth and
Chairman                        Income.  Consultant,  Republic Bank of New York;
P.O. Box 296, Beach Road,       formerly,  Senior Investment  Officer,  Division
Hendrick's Head                 Executive of the Investment  Management Division
Southport, ME  04576            of The Chase Manhattan Bank,  N.A., 1980 through
                                1991.   Address:   P.O.  Box  296,  Beach  Road,
                                Hendrick's Head, Southport, Maine 04576

Stuart W. Cragin, Jr.           Trustee. Retired; formerly, President, Fairfield
Trustee                         Testing  Laboratory,   Inc.  He  has  previously
108 Valley Road                 served in a variety of marketing,  manufacturing
Cos Cob, CT                     and general management positions with Union Camp
                                Corp.,  Trinity  Paper  &  Plastics  Corp.,  and
                                Conover Industries.

                                Address: 108 Valley Road, Cos Cob, Connecticut 06807.

Irving L. Thode                 Trustee.  Retired;  Vice  President  of  Quotron
Trustee                         Systems. He has previously served in a number of
80 Perkins Road                 executive  positions  with  Control  Data Corp.,
Greenwich, CT                   including   President  of  its  Latin   American
                                Operations,  and  General  Manager  of its  Data
                                Services  business.  Address:  80 Perkins  Road,
                                Greenwich, Connecticut 06830.


The Board of Trustees met seven times during the twelve months ended December 31, 1995, and each of the Trustees attended at least 75% of those meetings.

The Board of Trustees of the Trust presently has an Audit Committee. The members of the Audit Committee are Messrs. Ten Haken (Chairman), Vartabedian Cragin, Thode and Reid. The function of the Audit Committee is to recommend independent auditors and monitor accounting and financial matters. The Audit Committee met two times during the fiscal year ended October 31, 1995.

* Interested Trustees as defined under the 1940 Act.

REMUNERATION OF TRUSTEES AND CERTAIN EXECUTIVE OFFICERS:

Each Trustee is reimbursed for expenses incurred in attending each meeting of the Board of Trustees or any committee thereof. Each Trustee who is not an affiliate of the Adviser is compensated for his or her services according to a fee schedule which recognizes the fact that each Trustee also serves as a Trustee of other investment companies advised by the Adviser. Each Trustee receives a fee, allocated among all investment companies for which the Trustee serves, which consists of an annual retainer component and a meeting fee component. Effective August 21, 1995, each Trustee of the Vista Funds receives a quarterly retainer of $12,000 and an additional per meeting fee of $1,500. Prior to August 21, 1995, the quarterly retainer was $9,000 and the per-meeting fee was $1,000. The Chairman of the Trustees and the Chairman of the Investment Committee each receive a 50% increment over regular Trustee total compensation for serving in such capacities for all the investment companies advised by the Adviser.

Set forth below is information regarding compensation paid or accrued during the fiscal year ended October 31, 1995 for each Trustee of the Portfolio:




                                    Compen-    Pension or
                                    sation     Retirement
                                    paid by     Benefits          Total
                                    Growth &     Accrued      Compensation
                                    Income       as Fund       from "Fund
                                                Expenses       Complex"(1)

Fergus Reid, III, Trustee           $ 0            0             $78,456.65

Richard E. Ten Haken, Trustee         0            0              52,304.39

H. Richard Vartabedian, Trustee    $3750           0              74,804.44

Stuart W. Cragin, Jr., Trustee        0            0              52,304.39

Irving L. Thode, Trustee              0            0              52,304.39

(1) Data reflects total compensation earned during the period January 1, 1995 to December 31, 1995 for service as a Trustee to all thirty-two (Portfolios) Funds advised by the Adviser.


VISTA FUNDS RETIREMENT PLAN FOR ELIGIBLE TRUSTEES

Effective August 21, 1995, the Trustees also instituted a Retirement Plan for Eligible Trustees (the "Plan") pursuant to which each Trustee (who is not an employee of the Adviser, Administrator or Distributor or any of their affiliates) may be entitled to certain benefits upon retirement from the Board of Trustees. Pursuant to the Plan, the normal retirement date is the date on which the eligible Trustee has attained age 65 and has completed at least five years of continuous service with one or more of the investment companies advised by the Adviser (collectively, the "Covered Portfolios"). Each Eligible Trustee is entitled to receive from the Covered Portfolios an annual benefit commencing on the first day of the calendar quarter coincident with or following his date of retirement equal to 10% of the highest annual compensation received from the Covered Portfolios multiplied by the number of such Trustee's years of service (not in excess of 10 years) completed with respect to any of the Covered
Portfolios. Such benefit is payable to each eligible Trustee in monthly installments for the life of the Trustee.

Set forth in the table below are the estimated annual benefits payable to an eligible Trustee upon retirement assuming various compensation and years of service classifications. As of December 31, 1995, the estimated credited years of service for Messrs. Reid, Ten Haken, Vartabedian, Cragin, and Thode are 11, 11, 3, 3 and 3, respectively.

                 HIGHEST ANNUAL COMPENSATION PAID BY ALL VISTA FUNDS

              40,000      45,000         50,000          55,000


YEARS OF
 SERVICE              ESTIMATED ANNUAL BENEFIT UPON RETIREMENT

   10         40,000      45,000         50,000          55,000

    9         36,000      40,500         45,000          49,500

    8         32,000      36,000         40,000          44,000

    7         28,000      31,500         35,000          38,500

    6         24,000      27,000         30,000          33,000

    5         20,000      22,500         25,000          27,500





Effective August 21, 1995, the Trustees instituted a Deferred Compensation Plan for Eligible Trustees (the "Deferred Compensation Plan") pursuant to which each Trustee (who is not an employee of the Adviser, Administrator or Distributor or any of their affiliates) may enter into agreements with the Funds whereby payment of the Trustees' fees are deferred until the payment date elected by the Trustee (or the Trustee's termination of service). The deferred amounts are deemed invested in shares of a Fund on whose Board the Trustee sits, subject to the Trustee's election. The deferred amounts are paid out in a lump sum or over a period of several years as elected by the Trustee at the time of deferral. If a deferring Trustee dies prior to the distribution of amounts held in the deferral account, the balance of the deferral account will be distributed to the Trustee's designated beneficiary in a single lump sum payment as soon as practicable after such deferring Trustee's death. The following Eligible Trustees have executed a deferred compensation agreement for the 1996 calendar year: Messrs. Ten Haken, Thode and Vartabedian.

PRINCIPAL EXECUTIVE OFFICERS:

The principal executive officers of the Trust are as follows:

H. Richard Vartabedian - President and Trustee.

Martin R. Dean - Treasurer and Assistant Secretary; Vice President, BISYS Portfolios Group, Inc.

Ann Bergin - Secretary and Assistant Treasurer; Vice President, BISYS Funds Group, Inc.; Secretary, Vista Broker-Dealer Services, Inc.

OWNERSHIP OF SHARES OF THE PORTFOLIOS. The Trustees and officers as a group directly or beneficially own less than 1% of the Portfolio.

The Declaration of Trust provides that the Trust will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Trust, unless, as to liability to the Trust or its shareholders, it is finally adjudicated that they engaged in wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices or with respect to any matter unless it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interest of the Trust.
 In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in wilful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

The Portfolio pays no direct remuneration to any officer of the Trust.



ITEM 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.


      As of January 31, 1996, Vista Growth and Income Fund, a series of Mutual Fund Group, Blanchard Growth and Income Fund and Maxim Growth and Income Fund (collectively, the "Controlling Funds") own substantially all of the value of the outstanding interests in the Portfolio. Because the Controlling Funds control the Portfolio , they could take actions without the approval of any other investor.

      The Controlling Funds have informed the Portfolio that whenever one or more of the Controlling Funds are requested to vote on any proposal of the Portfolio, such Fund will hold a meeting of shareholders and will cast its vote as instructed by its shareholders. It is anticipated that other investors in the Portfolio will follow the same or a similar practice.


ITEM 16.  INVESTMENT ADVISORY AND OTHER SERVICES.

                                     ADVISER

      The Adviser manages the assets of the Portfolio pursuant to an Investment Advisory Agreement (the "Advisory Agreement"). Subject to such policies as the Board of Trustees may determine, Chase makes investment decisions for the Portfolio. Pursuant to the terms of the Advisory Agreement, the Adviser provides the Portfolio with such investment advice and supervision as it deems necessary for the proper supervision of the Portfolio's investments. The Adviser continuously provides investment programs and determines from time to time what securities shall be purchased, sold or exchanged and what portion of the Portfolio's assets shall be held uninvested. The Adviser furnishes, at its own expense, all services, facilities and personnel necessary in connection with managing the investments and effecting portfolio transactions for the Portfolio. The other expenses attributable to, and payable by the Portfolio, are described under "Expenses" in Part A. The Advisory Agreement for the Portfolio will continue in effect from year to year only if such continuance is specifically approved at least annually by the Board of Trustees or by vote of a majority of the Portfolio's outstanding voting securities and, in either case, by a majority of the Trustees who are not parties to the Advisory Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Advisory Agreement.

         Pursuant to the terms of the Advisory Agreement, the Adviser is permitted to render services to others. The Advisory Agreement is terminable without penalty by the Portfolio on not more than 60 days', nor less than 30 days', written notice when authorized either by a majority vote of the Portfolio's investors or by a vote of a majority of the Board of Trustees, or by the Adviser on not more than 60 days', nor less than 30 days', written notice, and will automatically terminate in the event of its "assignment" (as defined in the 1940 Act). The Advisory Agreement provides that the Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of portfolio transactions for the Portfolio, except for wilful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties thereunder.

         In the event the operating expenses of the Portfolio, including all investment advisory, administration and sub-administration fees, but excluding brokerage commissions and fees, taxes, interest and extraordinary expenses such as litigation, for any fiscal year exceed the most restrictive expense limitation applicable to the Portfolio imposed by the securities laws or regulations thereunder of any state in which the shares of investors in the Portfolio are qualified for sale, as such limitations may be raised or lowered from time to time, the Adviser shall reduce its advisory fee (which fee is described below) to the extent of its share of such excess expenses. The amount of any such reduction to be borne by the Adviser shall be deducted from the monthly advisory fee otherwise payable with respect to the Portfolio during such fiscal year; and if such amounts should exceed the monthly fee, the Adviser shall pay to the Portfolio its share of such excess expenses no later than the last day of the first month of the next succeeding fiscal year.

      In consideration of the services provided by the Adviser pursuant to the Advisory Agreement, the Portfolio pays an investment advisory fee computed and paid monthly based on a rate equal to 0.40% with respect to the Portfolio average daily net assets, on an annualized basis for the Portfolio's then-current fiscal year. However, the Adviser may voluntarily agree to waive a portion of the fees payable to it.

                                  ADMINISTRATOR


      See Part A for a general description of the services provided by Chase as Administrator pursuant to its administration agreement (the "Administration Agreement") with the Portfolio. Pursuant to the Administration Agreement, Chase serves as administrator of the Portfolio. Chase provides certain administrative services to the Portfolio, including, among other responsibilities, coordinating the negotiation of contracts and fees with, and the monitoring of performance and billing of, the Portfolio's independent contractors and agents; preparation for signature by an officer of the Portfolio of all documents required to be filed for compliance by the Portfolio with applicable laws and regulations excluding those of the securities laws of various states; responding to investor inquiries; and arranging for the maintenance of books and records of the Portfolio and providing, at its own expense, office facilities, equipment and personnel necessary to carry out its duties. The Administrator does not have any responsibility or authority for the management of the Portfolio, the determination of investment policy, or for any matter pertaining to the placement of beneficial interests in the Portfolio.

         The Administration Agreement provides that Chase may render administrative services to others. The Administration Agreement will continue in effect from year to year only if such continuance is specifically approved at least annually by the Board of Trustees or by vote of a majority of the Portfolio's outstanding voting securities and, in either case, by a majority of the Trustees who are not parties to the Administration Agreement or "interested persons" (as defined in the 1940 Act) of any such party. The Administration Agreement is terminable without penalty by the Portfolio on 60 days' written notice when authorized either by a majority vote of the Portfolio's investors or by vote of a majority of the Board of Trustees, including a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Portfolios, or by the Administrator on 60 days' written notice, and will automatically terminate in the event of its "assignment" (as defined in the 1940
Act). The Administration Agreement also provides that Chase and its personnel shall not be liable for any error of judgment or mistake of law or for any act or omission in the administration or management of the Portfolio, except for wilful misfeasance, bad faith or gross negligence in the performance of its or their duties or by reason of reckless disregard of its or their obligations and duties under the Administration Agreement.

         In addition, the Administration Agreement provides that, in the event the operating expenses of the Portfolio, including all investment advisory, administration and sub-administration fees, but excluding brokerage commissions and fees, taxes, interest and extraordinary expenses such as litigation, for any fiscal year exceed the most restrictive expense limitation applicable to the Portfolio imposed by the securities laws or regulations thereunder of any state in which the shares of investors in the Portfolio are qualified for sale, as such limitations may be raised or lowered from time to time, Chase shall reduce its administration fee (which fee is described below) to the extent of its share of such excess expenses. The amount of any such reduction to be borne by Chase shall be deducted from the monthly administration fee otherwise payable to

Chase during such fiscal year; and if such amounts should exceed the monthly fee, Chase shall pay to the Portfolio its share of such excess expenses no later than the last day of the first month of the next succeeding fiscal year.

      In consideration of the services provided by Chase pursuant to the Administration Agreement, the Administrator receives from the Portfolio a fee computed and paid monthly at an annual rate equal to 0.05% of the Portfolio's average daily net assets, on an annualized basis for the Portfolio's then-current fiscal year. Chase may voluntarily waive a portion of the fees payable to it.


                          TRANSFER AGENT AND CUSTODIAN


         DST Systems, Inc. ("DST") acts as the Portfolio's transfer agent (the "Transfer Agent"). For its services as Transfer Agent, DST receives such compensation as is from time to time agreed upon by the Portfolio and DST. DST's address is 127 W. 10th Street, Kansas City, Missouri 64105. Pursuant to a Custodian Agreement, Chase acts as the custodian (the "Custodian") of the Portfolio's assets, for which Chase receives such compensation as is from time to time agreed upon by the Portfolio and Chase. The responsibilities of the Custodian include safeguarding and controlling the Portfolio's cash and securities, handling the receipt and delivery of securities, determining income and collecting interest on the Portfolio's investments, maintaining books of original entry for Portfolio accounting and other required books and accounts, and calculating the daily net asset value of beneficial interests in the Portfolio. Portfolio securities and cash may be held by other sub-custodian banks if such arrangements are reviewed and approved by the Trustees. The investment division of Chase which serves as the Custodian does not determine the investment policies of the Portfolio or decide which securities will be bought or sold on behalf of the Portfolio or otherwise have access to or share material inside information with the internal division that performs advisory services for the Portfolio.


                             INDEPENDENT ACCOUNTANTS


      Price Waterhouse LLP, 153 East 53rd Street, New York, New York 10022, independent accountants of the Portfolio, provides the Portfolio with audit services, tax return preparation, and assistance and consultation with respect to the preparation of filings with the SEC.


                                     COUNSEL


      Counsel to the Portfolio is Kramer, Levin, Naftalis, Nessen, Kamin & Frankel, 919 Third Avenue, New York, New York 10022.


                            HONG KONG REPRESENTATIVE

      The Hong Kong Representative of the Portfolio is The Chase Manhattan Bank, N.A.-Hong Kong branch, World Trade Center, 280 Gloucester Road, Causeway Bay, Hong Kong. Copies of this Registration Statement, including exhibits, may be inspected free of charge at the office of the Hong Kong Representative.

ITEM 17.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

      Specific decisions to purchase or sell securities for the Portfolio are made by a portfolio manager who is an employee of the Adviser and who is appointed and supervised by senior officers of the Adviser. Changes in the Portfolio's investments are reviewed by the Board of Trustees. The portfolio manager may serve other clients of the Adviser in a similar capacity. Money market instruments are generally purchased in principal transactions without payment of brokerage commissions.


         The frequency of portfolio transactions--the portfolio turnover rate--will vary from year to year depending upon market conditions. Because a high turnover rate may increase transaction costs and the possibility of taxable short-term gains, the Adviser will weigh the added costs of short-term investment against anticipated gains. For the period November 29, 1993 through October 31, 1995 and the fiscal year ended October 31, 1995 the portfolio turnover rate of the Portfolio was 57% and 71%, respectively.


      The primary consideration in placing portfolio security transactions with broker-dealers for execution is to obtain and maintain the availability of execution at the most favorable prices and in the most effective manner possible. The Adviser attempts to achieve this result by selecting broker-dealers to execute portfolio transactions on behalf of the Portfolio and other clients of the Adviser on the basis of their professional capability, the value and quality of their brokerage services, and the level of their brokerage commissions. Debt securities are traded principally in the over-the-counter market through dealers acting on their own account and not as brokers. In the case of securities traded in the over-the-counter market (where no stated commissions are paid but the prices include a dealer's markup or markdown), the Adviser normally seeks to deal directly with the primary market makers unless, in its opinion, best execution is available elsewhere. In the case of securities purchased from underwriters, the cost of such securities generally includes a fixed underwriting commission or concession. From time to time, soliciting dealer fees are available to the Adviser on the tender of portfolio securities in so-called tender or exchange offers. Such soliciting dealer fees are in effect recaptured for the Portfolio by the Adviser. At present, no other recapture arrangements are in effect.

      Under the Advisory Agreement and as permitted by Section 28(e) of the Securities Exchange Act of 1934, the Adviser may cause the Portfolio to pay a broker-dealer which provides brokerage and research services to the Adviser an amount of commission for effecting a securities transaction for the Portfolio in excess of the amount other broker-dealers would have charged for the transaction if the Adviser determines in good faith that the greater commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker-dealer viewed in terms of either a particular transaction or the Adviser's overall responsibilities to the Portfolio or to its clients. Not all of such services are useful or of value in advising the Portfolio.

      The term "brokerage and research services" includes advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or of purchasers or sellers of securities, furnishing analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts, and effecting securities transactions and performing functions incidental thereto such as clearance and settlement.

         Although commissions paid on every transaction will, in the judgment of the Adviser, be reasonable in relation to the value of the brokerage services provided, commissions exceeding those which another broker might charge may be paid to broker-dealers who were selected to execute transactions on behalf of the Portfolio and the Adviser's other clients as part of providing advice as to the availability of securities or of purchasers or sellers of securities and services in effecting securities transactions and performing functions incidental thereto, such as clearance and settlement.

      Broker-dealers may be willing to furnish statistical, research and other factual information or services ("Research") to the Adviser for no consideration other than brokerage or underwriting commissions. Securities may be bought or sold through such broker-dealers, but at present, unless otherwise directed by the Portfolio, a commission higher than one charged elsewhere will not be paid to such a firm solely because it provided Research to the Adviser.

      The Adviser's investment management personnel will attempt to evaluate the quality of Research provided by brokers. Results of this effort are sometimes used by the Adviser as a consideration in the selection of brokers to execute portfolio transactions. However, the Adviser would be unable to quantify the amount of commissions which are paid as a result of such Research because a substantial number of transactions are effected through brokers which provide Research but which are selected principally because of their execution capabilities.

      The management fees that the Portfolio pays to the Adviser will not be reduced as a consequence of the Adviser's receipt of brokerage and research services. To the extent the Portfolio's portfolio transactions are used to obtain such services, the brokerage commissions paid by the Portfolio will exceed those that might otherwise be paid, by an amount which cannot be presently determined. Such services would be useful and of value to the Adviser in serving the Portfolio and other clients and, conversely, such services obtained by the placement of brokerage business of other clients would be useful to the Adviser in carrying out its obligations to the Portfolio. While such services are not expected to reduce the expenses of the Adviser, the Adviser would, through use of the services, avoid the additional expenses which would be incurred if it should attempt to develop comparable information through its own staff.

         In certain instances, there may be securities that are suitable for the Portfolio as well as one or more of the Adviser's other clients. Investment decisions for the Portfolio and for the Adviser's other clients are made with a view to achieving their respective investment objectives. It may develop that the same investment decision is made for more than one client or that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more clients are selling that same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When the Portfolio or one or more other clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as the Portfolio is concerned. However, it is believed that the ability of the Portfolio to participate in volume transactions will generally produce better executions for the Portfolio.


      For the period November 29, 1993 through October 31, 1994 and the fiscal year ended October 31, 1995 the Portfolio paid brokerage commissions of $1,515,504 and $2,352,596, respectively.


      No portfolio transactions are executed with the Adviser, or with any affiliate of the Adviser, acting either as principal or as broker. Similarly, no securities transactions are executed with any person or entity which directly or indirectly controls a beneficial interest in the Portfolio equal to 20% or more of the net asset value of the Portfolio.

ITEM 18.  CAPITAL STOCK AND OTHER SECURITIES.

      Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio may not be transferred. Certificates representing an investor's beneficial interest in the Portfolio are issued only upon the written request of an investor.

      Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Portfolio may elect all of the Trustees of the Portfolio if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

         The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of their investment), except that if the Trustees of the Portfolio recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to the amount of its investment) will be sufficient.
The Portfolio may also be terminated (i) upon liquidation and distribution of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of its investment), or (ii) by the Trustees of the Portfolio by written notice to its investors.

      The Portfolio is organized as a trust under the laws of the State of New York. Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

      The Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The Declaration of Trust provides that the trustees and officers will be indemnified by the Portfolio against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio, unless, as to liability to the Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

      The Portfolio will continue in existence until 20 years after the death of the last survivor of certain specified individuals listed in its Declaration of Trust unless it is terminated or dissolved earlier in accordance with the provisions of that Declaration.

         The Portfolio will furnish to each of its investors at least annually as of the end of its fiscal year a report of operations containing a balance sheet and a statement of income prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. The Portfolio will also furnish to each of its investors at least semiannually an interim report of operations containing an unaudited balance sheet and an unaudited statement of income.

ITEM 19. PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED.

      Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See "Purchase of Securities" and "Redemption or Repurchase" in Part A.

      The Portfolio's portfolio securities and other assets are valued as follows:

         Equity securities are valued at the last sale price on the exchange on which they are primarily traded or on the NASDAQ system for unlisted national market issues, or at the last quoted bid price for securities in which there were no sales during the day or for unlisted securities not reported on the NASDAQ system. Bonds and other fixed income securities (other than short-term obligations, but including listed issues) are valued on the basis of valuations furnished by a pricing service, the use of which has been approved by the Board of Trustees. In making such valuations, the pricing service utilizes both dealer-supplied valuations and electronic data processing techniques that take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data, without exclusive reliance upon quoted prices or exchange or over-the-counter prices, since such valuations are believed to reflect more accurately the fair value of such securities. Short-term obligations which mature in 60 days or less are valued at amortized cost, which constitutes fair value as determined by the Board of Trustees. Futures and option contracts that are traded on commodities or securities exchanges are normally valued at the settlement price on the exchange on which they are traded. Portfolio securities (other than short-term obligations) for which there are no such quotations or valuations are valued at fair value as determined in good faith by or at the direction of the Board of Trustees.

      Interest income on long-term obligations is determined on the basis of interest accrued plus amortization of discount (generally, the difference between issue price and stated redemption price at maturity) and premiums
(generally, the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations is determined on the basis of interest and discount accrued less amortization of premium.

         Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day that the New York Stock Exchange is open for business. As of 4:00 p.m. (Eastern time) on each such day, the value of each investor's interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage representing that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m. on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected on such day and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m. on such day plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m. on the following day the New York Stock Exchange is open for trading.

      The Portfolio reserves the right, if conditions exist which make cash payments undesirable, to honor any request for redemption by making payment in whole or in part in readily marketable securities chosen by the Portfolio and valued as they are for purposes of computing the Portfolio's net asset value (a redemption in kind). If payment is made in securities, an investor may incur transaction expenses in converting these securities into cash.

      The Portfolio will not redeem in kind except in circumstances in which the owner of a beneficial interest in the Portfolio is permitted to redeem in kind or unless requested by such owner.

ITEM 20.  TAX STATUS.

      Taxation of the Portfolio. The Portfolio is not subject to federal income taxation. Instead, the investors in the Portfolio must take into account, in computing their federal income tax liability, their share of the Portfolio's income, gains, losses, deductions, credits and tax preference items, without regard to whether they have received any cash distributions from the Portfolio. The Portfolio is not subject to any income or franchise tax in the State of New York or the Commonwealth of Massachusetts.

         Distributions received by investors in the Portfolio generally will not result in the investor's recognizing any gain or loss for federal income tax purposes, except that (1) gain will be recognized to the extent that any cash distributed exceeds the investor's basis in its interest in the Portfolio prior to the distribution, (2) income or gain may be realized if the distribution is made in liquidation of the investor's entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio, and (3) loss may be recognized if the distribution is made in liquidation of the investor's entire interest in the Portfolio and consists solely of cash and/or unrealized receivables. The investor's basis in its interest in the Portfolio generally will equal the amount of cash and the basis of any property which the investor invests in the Portfolio, increased by the investor's share of income from the Portfolio, and decreased by the amount of any cash distributions and the basis of any property distributed from the Portfolio.

      The Portfolio will not be required to pay any federal income or excise tax.

      Income received by the Portfolio from sources within foreign countries may be subject to withholding and other taxes imposed by such countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Portfolio's assets to be invested in various countries will vary.

      If the Portfolio is liable for foreign taxes, and if more than 50% of the value of the Portfolio's total assets at the close of its taxable year consists of securities of foreign corporations, it may make an election pursuant to which certain foreign taxes paid by it would be treated as having been paid directly by shareholders of the entities which have invested in the Portfolio. Pursuant to such election, the amount of foreign taxes paid will be included in the income of such shareholders, and such shareholders (except tax-exempt shareholders) may, subject to certain limitations, claim either a credit or deduction for the taxes.

      The amount of foreign taxes for which an investor may claim a credit in any year will generally be subject to a separate limitation for "passive income", which includes, among other items of income, dividends, interest and certain foreign currency gains. Because capital gains realized by the Portfolio on the sale of foreign securities will be treated as U.S.-source income, the available credit of foreign taxes paid with respect to such gains may be restricted by this limitation.

      Foreign Withholding Taxes. Income received by the Portfolio from sources within foreign countries may be subject to withholding and other taxes imposed by such countries.

         Foreign Investors. The tax consequences to a foreign investor of an investment in the Portfolio may be different from those described herein. Foreign investors are advised to consult their own tax advisers with respect to the particular tax consequences to a foreign investor of an investment in the Portfolio.

      It is not expected that any Hong Kong or principal taxes will be levied on the Portfolio's income or capital, or on an investor in the Portfolio upon a reduction in or redemption of the beneficial interest of that investor.


ITEM 21.  UNDERWRITERS.

      Not applicable.

ITEM 22.  CALCULATION OF PERFORMANCE DATA.

      Not applicable.

ITEM 23.  FINANCIAL STATEMENTS.


      Audited financial statements and reports thereon are incorporated herein by reference from the Portfolio's Annual Report to Shareholders for the fiscal year ended October 31, 1995 as filed with Securities and Exchange commission by Mutual Fund Group via Edgar on Form N-30D on December 29, 1995, accession number: 000095 0123-95-003915.

                                     PART C


ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS INCLUDED IN PART A:

                  Not applicable

                  FINANCIAL STATEMENTS INCLUDED IN PART B:


                  Audited financial statements and reports thereon are incorporated herein by reference from the Portfolio's Annual Report to Shareholders for the fiscal year ended October 31, 1995 as filed with Securities and Exchange commission by Mutual Fund Group via Edgar on Form N-30D on December 29, 1995, accession number: 000095 0123-95-003915.

                  FINANCIAL STATEMENTS INCLUDED IN PART C:

                  None.


         (b)      EXHIBITS:

                  1        Declaration of Trust.1

                  2        By-Laws.1


                  5        Investment Advisory  Agreement.2


                  8        Custodian  Agreement.2


                  9        Administrative Services  Agreement.2


                  10       Consent of Kramer, Levin, Naftalis, Nessen, Kamin
                           & Frankel 3






                  1 Filed as Exhibit to Registrant's Registration Statement on Form N-1A filed on October 19, 1993

                  2 Filed as an Exhibit to Registrant's Registration Statement on February 28, 1994.

                  3 Filed herewith


ITEM 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH
REGISTRANT.

                  Not applicable

ITEM 26.  NUMBER OF HOLDERS OF SECURITIES.



                  TITLE OF CLASS                     NUMBER OF RECORD HOLDERS
                                                     AS OF FEBRUARY 1,  1996


                  Beneficial Interests               3

ITEM 27.  INDEMNIFICATION.

         Reference is hereby made to Article V of the Registrant's Declaration of Trust.

         The Trustees and officers of the Registrant and the personnel of the Registrant's investment adviser and administrator are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940.

ITEM 28.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

         The Chase Manhattan Bank, N.A. (the "Adviser") is a commercial bank providing a wide range of banking and investment services.

         To the knowledge of the Registrant, none of the directors or executive officers of the Adviser, except those described below, are or have been, at any time during the past two years, engaged in any other business, profession, vocation or employment of a substantial nature, except that certain directors and executive officers of the Adviser also hold or have held various positions with bank and non-bank affiliates of the Adviser, including its parent, The Chase Manhattan Corporation. Each director listed below is also a director of The Chase Manhattan Corporation.

                                             Principal   Occupation   or   Other
                       Position with the     Employment of a Substantial  Nature
Name                   Adviser               During the Past Two Years
-----------------      -----------------     -----------------------------------

Thomas G. Labreque     Chairman of the       Chairman,  Chief Executive  Officer
                       Board, Chief          and  a   Director   of  The   Chase
                       Executive Officer     Manhattan    Corporation    and   a
                       and Director          Director of AMAX, Inc.


Richard J. Boyle       Vice Chairman of the  Vice  Chairman  of the  Board and a
                       Board and Director    Director  of  The  Chase  Manhattan
                                             Corporation   and  a   Trustee   of
                                             Prudential Realty Trust


Robert R. Douglass     Vice Chairman of the  Vice  Chairman  of the  Board and a
                       Board and Director    Director  of  The  Chase  Manhattan
                                             Corporation   and  Trustee  of  HRE
                                             Properties

Joan Ganz Cooney       Director              Chairman of the Executive Committee
                                             of the Board of Trustees,  formerly
                                             Chief   Executive    Officer,    of
                                             Children's  Television Workshop and
                                             a  Director  of each of  Johnson  &
                                             Johnson,      Metropolitan     Life
                                             Insurance    Company    and   Xerox
                                             Corporation

Edward S. Finkelstein  Director              Retired    Chairman    and    Chief
                                             Executive  Officer and  Director of
                                             R.  H.  Macy  &  Co.,  Inc.;  and a
                                             Director of Time Warner Inc.

                                             Principal   Occupation   or   Other
                       Position with the     Employment of a Substantial  Nature
Name                   Adviser               During the Past Two Years
-----------------      -----------------     -----------------------------------

H. Laurance Fuller     Director              Chairman,      President,     Chief
                                             Executive  Officer and  Director of
                                             Amoco  Corporation  and Director of
                                             Abbott Laboratories

Howard C. Kauffman     Director              Retired    President    of    Exxon
                                             Corporation  and a Director of each
                                             of Pfizer  Inc.  and Ryder  System,
                                             Inc.

Paul W. MacAvoy        Director              Dean   of  the   Yale   School   of
                                             Organization and Management

David T. McLaughlin    Director              President   and   Chief   Executive
                                             Officer  of  The  Aspen  Institute,
                                             Chairman    of    Standard     Fuse
                                             Corporation  and a Director of each
                                             of  ARCO   Chemical   Company   and
                                             Westinghouse Electric Corporation

Edmund T. Pratt, Jr.  Director               Chairman     Emeritus,     formerly
                                             Chairman   and   Chief    Executive
                                             Officer,   of  Pfizer  Inc.  and  a
                                             Director  of each of  Pfizer  Inc.,
                                             Celgene   Corp.,   General   Motors
                                             Corporation and International Paper
                                             Company

Henry B. Schacht      Director               Chairman   and   Chief    Executive
                                             Officer of Cummins Engine  Company,
                                             Inc.  and a  Director  of  each  of
                                             American  Telephone  and  Telegraph
                                             Company and CBS Inc.


A. Alfred Taubman     Director               Chairman  and  Director,   formerly
                                             also Chief  Executive  Officer,  of
                                             The Taubman Company, Inc., majority
                                             shareholder    and    chairman   of
                                             Sotheby's Holdings,  Inc., owner of
                                             Woodward  & Lothrop,  Inc.  and its
                                             subsidiary,   John  Wanamaker,  and
                                             Chairman of A&W  Restaurants,  Inc.
                                             and a Director of R.H.  Macy & Co.,
                                             Inc.

                                             Principal   Occupation   or   Other
                       Position with the     Employment of a Substantial  Nature
Name                   Adviser               During the Past Two Years
-----------------      -----------------     -----------------------------------

Donald H. Trautlein    Director              Retired    Chairman    and    Chief
                                             Executive   Officer  of   Bethlehem
                                             Steel Corporation and a Director of
                                             each  of Data  General  Corporation
                                             and Phoenix Re Corporation

Kay R. Whitmore        Director              Chairman  of the  Board,  President
                                             and  Chief  Executive  Officer  and
                                             Director of Eastman Kodak Company

ITEM 29.  PRINCIPAL UNDERWRITERS.

         Not applicable

ITEM 30.  LOCATION OF ACCOUNTS AND RECORDS.

         The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

                  NAME                             ADDRESS


DST Systems, Inc.                                21 W. 10th Street
(transfer agent)                                 Kansas City, MO  64105



The Chase Manhattan Bank, N.A.                   1211 Avenue of the Americas
(investment adviser, administrator               New York,  New York 10036
  and custodian)


Signature Broker-Dealer Services, Inc.           6 St. James Avenue, Suite 900
(exclusive placement agent)                      Boston, MA  02116

ITEM 31.  MANAGEMENT SERVICES.

         Not applicable

ITEM 32.  UNDERTAKINGS.

         Not applicable

                                   SIGNATURES



         Growth and Income Portfolio has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York on the 21st day of February 1996.


                                   GROWTH AND INCOME PORTFOLIO



                            By  /s/ H. Richard Vartabedian
                                H. Richard Vartabedian, Chairman


         This amendment to the Registration Statement on Form N-1A of Growth and Income Portfolio has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                        Title                    Date


/s/ H. Richard Vartabedian        Chairman and Trustee     February 21, 1996
--------------------------
H. Richard Vartabedian



/s/Richard E. Ten Haken           Trustee                  February 21, 1996
-----------------------
Richard E.  Ten Haken

/s/ Stuart W. Cragin, Jr.         Trustee                  February 21, 1996
-------------------------
Stuart W. Cragin, Jr.



/s/ Fergus Reid, III              Trustee                  February 21, 1996
--------------------
Fergus Reid, III



/s/  Irving L. Thode             Trustee                   February 21, 1996
--------------------
Irving L. Thode

                                  EXHIBIT INDEX

EXHIBIT NUMBER



(10)                    Consent of Kramer, Levin, Naftalis,
                         Nessen, Kamin & Frankel







                                       C-7